Exhibit 10.2

ASSIGNMENT OF SALE PROCEEDS

ASSIGNMENT OF SALE PROCEEDS made as of this 18th day of June, 2008 (this “Assignment”) by Accentia Biopharmaceuticals, Inc. (“Accentia”), Analytica International, Inc. (f/k/a The Analytica Group, Inc.) (“Analytica” together with Accentia, each an “Assignor” and collectively, the “Assignors”), Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore”) and PSource Structured Debt Limited (as partial assignee of Laurus, “PSource” together with Laurus, Valens US and Valens Offshore and their respective assignees and designees, each an “Assignee” and collectively, the “Assignees”).

RECITALS

A. Assignors executed and delivered to Assignees (i) that certain Amended and Restated Secured Non-Convertible Revolving Note effective as of April 29, 2005 in the original principal amount of $5,000,000 (the “Revolving Note”) and (ii) that certain Second Amended and Restated Secured Convertible Minimum Borrowing Note in the original principal amount of $2,500,000 effective as of April 29, 2005 (the “Minimum Borrowing Note”);

B. Accentia executed and delivered to Assignee that certain Second Amended and Restated Secured Convertible Term Note effective as of April 29, 2005 in the original principal amount of $10,000,000 (the “Term Note”; and together with the Revolving Note and the Minimum Borrowing Note, collectively, the “Existing Notes”); and

C. Assignors, TEAMM Pharmaceuticals, Inc. and Assignees are entering into that certain Payoff Letter dated as of the date hereof (the “Payoff Letter”) pursuant to which Assignees have agreed, subject to the terms of the Payoff letter, among other things, that, upon Assignor assigning to Assignees, among other things, the Analytica Proceeds Amount (as hereinafter defined), (a) the obligations arising under the Revolving Note shall be deemed paid in full and (b) the obligations arising under the Term Note and Minimum Borrowing Note shall be deemed paid in full, in each case, effective as of December 31, 2008.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used in this Assignment (including the recitals) shall have the following meanings:

“Analytica Proceeds Amount” means (a) if the Net Proceeds generated from any Analytica Sale equal or exceed $8,800,000, an amount equal to the sum of (i) the difference between such Net Proceeds and $8,800,000 divided by two (2) and (ii) the difference between the $8,800,000 and the Qualified Payment (as defined in the Assignments of Rights Under Royalty Agreement), if any, actually received by the Assignees and (b) if the Net Proceeds generated from any Analytica Sale is less than

$8,800,000, then an amount equal to difference between $8,800,000 and the Qualified Payment, if any, actually received by the Assignees; provided, however, the value of any Net Proceeds not consisting of cash for which there is not a readily available publicly recorded market value shall be determined by the Assignees in their reasonable discretion based on good faith negotiations with Assignor.

“Analytica Sale” means a sale, conveyance, transfer, assignment, license, lease or other disposition of any interest in the stock and/or assets of Analytica.

“Assignment of Rights Under Royalty Agreement” means those certain Assignments of Rights Under Royalty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time) among Accentia, Biovest International, Inc. and each Assignee (or, as applicable, such Assignee’s designee).

“Net Proceeds” means the proceeds received from the Analytica Sale in cash and/or any other consideration paid by the purchaser in connection with the Analytica Sale, net of (a) customary and reasonable out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith and (b) taxes paid or reasonably estimated to be payable as a result thereof, in each case, as agreed to by Assignees.

2. Each Assignor hereby assigns to Assignees one hundred percent (100%) of the Analytica Proceeds Amount.

3. Assignors shall instruct any purchaser of the assets and/or stock of Analytica to remit the Analytica Proceeds Amount upon the consummation of an Analytica Sale directly to LV Administrative Services, Inc., as agent for Assignees (the “Agent”), pursuant to the wire instructions set forth on Exhibit A hereto. If any Assignor and/or any subsidiary or affiliate of Assignor receives any Net Proceeds from an Analytica Sale prior to payment in full of the Analytica Proceeds Amount to the Agent, such Assignor shall, and shall cause such subsidiary or affiliate to, immediately deliver such Net Proceeds to the Agent in precisely the form held by such Assignor or such subsidiary or affiliate (except for any necessary endorsement) and until so delivered such Net Proceeds shall be held in trust as the property of the Assignees.

4. Until payment in full of the Analytica Proceeds Amount to the Agent, each Assignor hereby irrevocably authorizes and empowers each Assignee, (a) to ask, demand, receive, receipt and give acquittance for any and all Net Proceeds which may be or become due or payable, or remain unpaid at any time and times to such Assignor, (b) to endorse any checks, drafts or other orders for the payment of money payable to such Assignor in payment thereof, and (c) in such Assignee’s discretion, to file any claims or take any action or institute any proceeding, either in its own name or in the name of such Assignor or otherwise, which such Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that no Assignee shall be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to such Assignee or to which such Assignee may be entitled hereunder at any time or times.

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5. Each Assignee shall have the right to enforce any and all rights and remedies of any Assignor under any agreement evidencing the Analytica Sale.

6. This Agreement shall terminate on January 1, 2009 to the extent an Analytica Sale has not been consummated on or prior to such date.

7. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. This Assignment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Assignment the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treas

ANALYTICA INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

[Additional Signature Page to Follow]

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ John Gilfillan
Name:	John Gilfillan
Title:	Director PSource Capital Ltd for and on Behalf of PSource Structured Debt Limited

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

Name:	Type of Account	Bank	Account Number	ABA Number	Address	Tel	Fax	Contact:
LV Administrative Services, Inc	Checking	Capital One Bank	2704060132	021407912	404 Fifth Avenue, New York, NY 10018	212-967-9400	212-967-9440	Avril Conway